Exhibit 10.31

                              INDEMNIFICATION AGREEMENT

         This Agreement, dated as of September 19, 2005, is between Citizens South Banking Corporation ("CSBC"), and Kim S. Price ("Indemnitee").

         WHEREAS, CSBC has made an investment in and owns 5% of the issued and outstanding shares of common stock of Community Trust of the Southeast, Inc. ("Community Trust"), a North Carolina corporate entity that provides trust, investment management and fiduciary services to the public; and

         WHEREAS, at the request of CSBC, Indemnitee has agreed to serve (and currently serves) as a director of Community Trust; and

         WHEREAS, the Board of Directors has determined that it is in the best interests of CSBC and its stockholders that Indemnitee continue to serve as a director of Community Trust free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of such service; and

         WHEREAS, as an inducement to Indemnitee to continue to serve as director of Community Trust, CSBC is willing to protect him, through this Agreement, against the risks of claims and actions against Indemnitee that may arise out of his service to and activities on behalf of Community Trust.

NOW, THEREFORE, in consideration of Indemnitee's continued service as a director of Community Trust, the parties hereto agree as follows:

         Section 1. Service. Indemnitee will continue to serve as a director of
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Community Trust faithfully and to the best of Indemnitee's ability so long as
Indemnitee is duly elected and until such time as Indemnitee is removed as permitted by law or tenders a resignation in writing. Nothing contained in this Indemnification Agreement shall give rise to any obligation by Indemnitee to continue to serve as director of Community Trust.

         Section 2. Indemnification - Generally.
                    ---------------------------

         To the fullest extent permitted by the laws of the State of Delaware:

         (a) CSBC shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee is or was serving as a director of Community Trust. For the avoidance of doubt, the foregoing indemnification obligation includes, without limitation, claims for monetary damages against Indemnitee in respect of an alleged breach of fiduciary duties.

         (b) The indemnification provided by this Section 2 shall be from and against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such action, suit or proceeding and any appeal therefrom, but shall only be provided if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of CSBC, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful.

         (c) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of CSBC, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee's conduct was unlawful.

         Section 3. Successful Defense; Partial Indemnification. To the extent
                    -------------------------------------------
that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 2 hereof or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. For purposes of this Agreement and without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to CSBC,
(iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of Community Trust, and
(v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe Indemnitee's conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

         If Indemnitee is entitled under any provision of this Agreement to indemnification by CSBC for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with any action, suit, proceeding or investigation, or in defense of any claim, issue or matter therein, and any appeal therefrom but not, however, for the total amount thereof, CSBC shall nevertheless indemnify Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which Indemnitee is entitled.

         Section 4. Determination That Indemnification Is Proper. Any
                    --------------------------------------------
indemnification hereunder shall (unless otherwise ordered by a court) be made by CSBC unless a determination is made that indemnification of such person is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 2(b) hereof. Any such determination shall be made (i) by a majority vote of the directors who are not parties to the action, suit or proceeding in question ("disinterested directors"), even if less than a quorum, (ii) by a majority vote of a committee of disinterested directors designated by majority vote of disinterested directors, even if less than a quorum, (iii) by a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote on the matter, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (iv) by independent legal counsel, or
(v) by a court of competent jurisdiction.

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

         Section 5. Advance Payment of Expenses; Notification and Defense of
                    --------------------------------------------------------
                    Claim.
                    -----

         (a) Expenses (including attorneys' fees) incurred by Indemnitee in defending a threatened or pending civil, criminal, administrative or investigative action, suit or proceeding, or in connection with an enforcement action pursuant to Section 5(b), shall be paid by CSBC in advance of the final disposition of such action, suit or proceeding within thirty (30) days after receipt by CSBC of (i) a statement or statements from Indemnitee requesting such advance or advances from time to time, and (ii) an undertaking by or on behalf of Indemnitee to repay such amount or amounts, only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by CSBC as authorized by this Agreement or otherwise. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment. Advances shall be unsecured and interest-free.

         (b) Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if a claim thereof is to be made against CSBC hereunder, notify CSBC of the commencement thereof. The failure to promptly notify CSBC of the commencement of the action, suit or proceeding, or Indemnitee's request for indemnification, will not relieve CSBC from any liability that it may have to Indemnitee hereunder, except to the extent CSBC is prejudiced in its defense of such action, suit or proceeding as a result of such failure.

         (c) Notwithstanding any other provision of this Agreement to the contrary, to the extent that Indemnitee is, by reason of Indemnitee's status as a director of Community Trust, a witness or otherwise participates in any action, suit or proceeding at a time when Indemnitee is not a party in the action, suit or proceeding, CSBC shall indemnify Indemnitee against all expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith.

         Section 6. Procedure for Indemnification
                    -----------------------------

         (a) To obtain indemnification, Indemnitee shall promptly submit to CSBC a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. CSBC shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

         (b) CSBC's determination whether to grant Indemnitee's indemnification request shall be made promptly, and in any event within 60 days following receipt of a request for indemnification pursuant to Section 6(a). The right to indemnification as granted by Section 2 of this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction if CSBC denies such request, in whole or in part, or fails to respond within such 60-day period. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 5 hereof where the required undertaking, if any, has been received by CSBC) that Indemnitee has not met the standard of conduct set forth in Section 2 hereof, but the burden of proving such defense by clear and convincing evidence shall


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

be on CSBC. Neither the failure of CSBC (including its Board of Directors or one of its committees, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in Section 2 hereof, nor the fact that there has been an actual determination by CSBC (including its Board of Directors or one of its committees, its independent legal counsel, and its stockholders) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has or has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing Indemnitee's right to indemnification, in whole or in part, in any such proceeding or otherwise shall also be indemnified by CSBC.

         (c) The Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a request for indemnification pursuant to this Section 6, and CSBC shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. Such presumption shall be used as a basis for a determination of entitlement to indemnification unless CSBC overcomes such presumption by clear and convincing evidence.

         Section 7. Insurance and Subrogation.
                    -------------------------

         (a) In the event of any payment by CSBC under this Agreement, CSBC shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy maintained by Community Trust, or by CSBC, for its directors, and to any right of indemnification that Indemnitee has under the charter (or certificate or articles of incorporation) and bylaws of Community Trust, and Indemnitee shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable CSBC to bring suit to enforce such rights in accordance with the terms of such insurance policy. CSBC shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

         (b) CSBC shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines, taxes or penalties, and amounts paid in settlement) if and to the extent that Indemnitee has otherwise actually received such payment from Community Trust or any insurance policy, contract, agreement or otherwise maintained by Community Trust or CSBC.

         Section 8. Certain Definitions. For purposes of this Agreement, the
                    -------------------
following definitions shall apply:

         (a) The term "action, suit or proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative.


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

         (b) The term "by reason of the fact that Indemnitee is or was a director, officer, employee or agent of Community Trust" shall be broadly construed and shall include, without limitation, any actual or alleged act or omission to act.

         (c) The term "expenses" shall be broadly and reasonably construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements, appeal bonds, other out-of-pocket costs and reasonable compensation for time spent by Indemnitee for which Indemnitee is not otherwise compensated by Community Trust or any third party), actually and reasonably incurred by Indemnitee in connection with either the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement, Section 145 of the General Corporation Law of the State of Delaware or otherwise.

         (d) The term "judgments, fines and amounts paid in settlement" shall be broadly construed and shall include, without limitation, all direct and indirect payments of any type or nature whatsoever (including, without limitation, all penalties and amounts required to be forfeited or reimbursed), as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan).

         Section 9. Certain Settlement Provisions. CSBC shall have no obligation
                    -----------------------------
to indemnify Indemnitee under this Agreement for amounts paid in settlement of any action, suit or proceeding without CSBC's prior written consent, which shall not be unreasonably withheld.

         Section 10. Savings Clause. If any provision or provisions of this
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Agreement shall be invalidated on any ground by any court of competent jurisdiction, then CSBC shall nevertheless indemnify Indemnitee as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of CSBC, to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the full extent permitted by applicable law.

         Section 11. Contribution. In order to provide for just and equitable
                     ------------
contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, CSBC shall, to the fullest extent permitted by law, contribute to the payment of Indemnitee's costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, in an amount that is just and equitable in the circumstances.

         Section 12. Subsequent Legislation. If the General Corporation Law of
                     ----------------------
Delaware is amended after adoption of this Agreement to expand further the indemnification permitted for directors, then CSBC shall indemnify Indemnitee to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

         Section 13. Nonexclusivity. The provisions for indemnification and
                     --------------
advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which

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

Indemnitee may have under any provision of law, CSBC's Certificate of Incorporation or ByLaws, in any court in which a proceeding is brought, the vote of CSBC's stockholders or disinterested directors, other agreements or otherwise, and Indemnitee's rights hereunder shall continue after Indemnitee has ceased acting as a director of Community Trust and shall inure to the benefit of the heirs, executors and administrators of Indemnitee. However, no amendment or alteration of CSBC's Certificate of Incorporation or ByLaws or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.

         Section 14. Enforcement. CSBC shall be precluded from asserting in any
                     -----------
judicial proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable. CSBC agrees that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in any court of competent jurisdiction in which a proceeding by Indemnitee for enforcement of his rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of CSBC to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy Indemnitee may have at law or in equity with respect to breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by CSBC of its obligations under this Agreement.

         Section 15. Interpretation of Agreement. It is understood that the
                     ---------------------------
parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law.

         Section 16. Entire Agreement. This Agreement and the documents
                     ----------------
expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superceded by this Agreement.

         Section 17. Modification and Waiver. No supplement, modification or
                     -----------------------
amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         Section 18. Successor and Assigns. All of the terms and provisions of
                     ---------------------
this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. CSBC shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of CSBC, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that CSBC would be required to perform if no such succession had taken place.

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


         Section 19. Service of Process and Venue. For purposes of any claims or
                     ----------------------------
proceedings to enforce this agreement, CSBC consents to the jurisdiction and venue of any federal or state court of competent jurisdiction in the states of Delaware and North Carolina, and waives and agrees not to raise any defense that any such court is an inconvenient forum or any similar claim.

         Section 20. Supercedes Prior Agreement. This Agreement supercedes any
                     --------------------------
prior indemnification agreement between Indemnitee and CSBC or its predecessors regarding service by Indemnitee on the board of directors of Community Trust.

         Section 21. Governing Law. This Agreement shall be governed exclusively
                     -------------
by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware. If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Delaware govern indemnification by CSBC of its officers and directors, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

         Section 22. Counterparts. This Agreement may be executed in two or more
                     ------------
counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

         Section 23. Headings. The section and subsection headings contained in
                     --------
this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 24. Federal Banking Law. Both CSBC and Indemnitee acknowledge
                     -------------------
that in certain instances, federal or state laws, rules and regulations (including the Federal Deposit Insurance Act (12 U.S.C. section 1818 and 12 C.F.R. section 359) and/or an effective order issued by a governmental agency may restrict, condition or prohibit CSBC from indemnifying its directors under this Agreement or otherwise. CSBC intends to comply with such laws, rules and regulations, and in doing so shall not be held to have violated this Agreement.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                             CITIZENS SOUTH BANKING
                                             CORPORATION


                                             By /s/ David W. Hoyle, Sr.
                                               --------------------------
                                             Senator David W. Hoyle, Sr.
                                             ---------------------------
                                             Its Chairman of the Board
                                                -------------------------



                                             /s/ Kim S. Price
                                             ----------------------------
                                             INDEMNITEE






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